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                                                          Exhibit 10.21




                       STOCK OPTION AGREEMENT
                             UNDER THE
             ANGELICA CORPORATION 1999 PERFORMANCE PLAN


     Angelica Corporation, a Missouri corporation (the "Company"), and the person designated in Section 1 below (the "Optionee") hereby agree as follows:

SECTION 1.  BASIC TERMS.

Name of Optionee:                          _____________________________

Social Security Number of Optionee:        _____________________________

Number of Shares Subject to Option:        _____________________________

Option Price/Base Price Per Share:         _____________________________

Grant Date of Option:                      _____________________________

Expiration Date of Option:                 _____________________________


Table Regarding Exercisability:

      NUMBER               DATE OF FIRST              ISO
      OF SHARES            EXERCISABILITY             (YES OR NO)

1     ______________       ____________________       ______________
2     ______________       ____________________       ______________
3     ______________       ____________________       ______________
4     ______________       ____________________       ______________



SECTION 2. ENTIRE AGREEMENT. This Agreement consists of the provisions set forth on this cover page and the further provisions set forth on the following pages. The Optionee represents that he or she has read and understood such further provisions, which are binding on the parties as if set forth on this cover page.

     IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement in duplicate as of the Grant Date.

ANGELICA CORPORATION



By
   ---------------------------------     ---------------------------------
   Chairman and CEO                      Optionee




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                        ANGELICA CORPORATION
                       1999 PERFORMANCE PLAN

                NONQUALIFIED STOCK OPTION AGREEMENT


     This Stock Option Agreement (this "Agreement"), along with its cover page, represents the agreement regarding the grant of a stock option (the "Option") by and between the Company and the Optionee pursuant to the Angelica Corporation 1999 Performance Plan (the "Plan").

1. GRANT OF OPTION. The Company hereby grants to the Optionee the right, privilege and option to purchase the number of shares of common stock, $1.00 par value per share (the "Common Stock"), of the Company at a price per share, both as reflected in the cover page, in the manner and subject to the conditions provided herein. The Option is not intended to be an Incentive Stock Option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, with respect to any shares subject hereto.

2. TIME OF EXERCISE OF OPTION. The Option shall become exercisable as provided in the cover page. Once exercisable, the Option shall remain exercisable until such Option terminates pursuant to
     Section 3.b. of this Agreement.

3. INCORPORATION OF STOCK PLAN. This Agreement is entered into pursuant to the Plan, which Plan is by this reference incorporated herein and made a part hereof. The material provisions of the Plan applicable to the Option are as follows:

     A. METHOD OF EXERCISE OF OPTION. The Option shall be exercisable in whole or in part to the extent then exercisable by written notice delivered to the Office of General Counsel of the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment (i) by check or, in the discretion of the Compensation and Organization Committee, by either (ii) the delivery to the Company of shares of Common Stock then owned by the Optionee having a fair market value equal to the exercise price of all shares of Common Stock subject to such exercise or (iii) by any combination of the foregoing.

     B. TERMINATION OF OPTION. The Option shall terminate in all events on the earliest to occur of the following:

          (i)   the Expiration Date specified in the cover page; or

          (ii) three months after the date on which the Optionee ceases to be an employee of the Company for any reason other than death or disability, or, if the Optionee dies within the three-month period after such termination of employment, then three months after his or her death; or

          (iii) twelve months after the date on which the Optionee ceases to be an employee of the Company due to death; or

          (iv) twelve months after the date on which the Optionee ceases to be an employee of the Company due to disability or, if the Optionee dies within the twelve-month period



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                     after his or her termination of employment due to
                     disability, then three months after his or her death.

     C. NON-TRANSFERABILITY OF OPTION. The Option is non-transferable by the Optionee except by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order
          (as defined in the Plan) or to a Permissible Transferee (as defined in the Plan), and shall be exercisable during the Optionee's lifetime only by the Optionee or by a Permissible Transferee. In the event of the Optionee's death, a Permissible Transferee or the executor or administrator of the Optionee's estate, as applicable, may exercise the Option.

     D. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), there shall be a corresponding adjustment as to the number of shares covered under the Option and in the purchase price per share, to the end that the Optionee shall retain the Optionee's proportionate interest without change in the total purchase price under the Option.

4. OPTION CONDITIONED ON ACCEPTANCE. This Agreement shall be void and of no effect unless a copy hereof is executed by the Optionee and returned to the Office of General Counsel of the Company not later than 30 days after the day this Agreement is mailed or delivered to the Optionee, provided, however, that if the Optionee dies within such 30-day period this Agreement shall be effective notwithstanding the fact that it is not executed by the Optionee.




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